UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 1, 2008 Neogen Corporation (Neogen) issued a press release announcing that on June 30, 2008 it had purchased a product line used in animal health hygiene applications from DuPont Animal Health Solutions (DuPont). Assets acquired include 14 different product formulations along with manufacturing process know how and associated registration information. Neogen expects to integrate the new products with its Animal Safety division. There was no prior relationship between DuPont and Neogen.

Consideration for the purchase, which was determined through arms length negotiations and subject to certain additional post closing adjustments and accruals for transaction costs, was not immediately disclosed. The source of the consideration was Neogen Corporation cash balances.

As product registrations in each market segment and country or locality are completed Neogen will begin to more actively integrate the products into its existing operations. Until that time, DuPont will continue to provide manufacturing and fulfillment functions for the products. Completion of all registration transfers may take up to 12 months.

A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01.	Financial Statement and Exhibits

(a) Financial statements and pro forma financial statements of the businesses acquired are inapplicable and, therefore, have been omitted.

(b) Exhibit 99.1—Press Release dated July 1, 2008 announcing Neogen Corporation’s acquisition of product line from DuPont Animal Health Solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: July 1, 2008

/s/ Richard R. Current
Richard R. Current
Vice President & CFO